REVOLVING LINE OF CREDIT AGREEMENT

WHEREAS EL MORO FINANCE LTD., a Tortola, British Virgin Islands registered company ("El Moro"), of Pasea Estate, Road Town, Tortola, B.V.I.; and

WHEREAS  ECOMM  RELATIONSHIP  TECHNOLOGIES  (ISLE  OF  MAN)  LIMITED,  and
Isle of Man registered company, ("EIOM") of International House, Castle Hill, Victoria
Road,  Douglas,  Isle  of  Man;  and

WHEREAS CYBEROAD.COM CORPORATION, a Florida based corporation ("Cyberoad") with its head office at Oficentro Sabana Sur, Edificio 7, 5 Pesa, San Jose, Costa Rica.

HEREBY AGREE TO THE FOLLOWING RECITALS, TERMS AND CONDITIONS, AND ENTER INTO THIS AGREEMENT AS OF THE 24th DAY OF FEBRUARY, 2000;

RECITALS

For consideration and interest paid, El Moro, hereby agrees to provide to Cyberoad, a revolving line of credit in the amount of U.S.$200,000.00, available as of the date first written above.

TERMS  &  CONDITIONS

1. El Moro will make available to the Cyberoad, a revolving line of credit in the amount of U.s.$ 200,000.00, as of February 24, 2000, for a full-term of 5 years from the date of entitlement. Such amount can be increased at any time under the same terms and conditions herein at the sole discretion of El Moro.

2. Notice of foreclosure can be issued by El Moro only upon 2 consecutive months or
60 days of non-payment by Cyberoad, as outlined herein, and such notice must be provided by 30 days written notice to Cyberoad.

3. Such line of credit will be administered from Swiss representative office, Todistr.51, P0 Box 1059, CH-8039 Zurich.

4. Such line of credit will not be subject to penalties or any additional provisions other than as provided for in this Agreement, including but not limited to, penalties for early payment or for non-use of funds.

5. This Agreement is binding and in full-effect as of February 24, 2000 and is governed by the laws of Zurich Switzerland.

CONSIDERATION

6. Cyberoad, upon advance of funds only, agree to provide to El Moro interest payments of a compounded annual rate of 10% of the funds advanced per annum only, or compound annual interest payments of prime (Switzerland) + 2 of the funds advanced, per annum only, for the first year of instatement of the revolving line of credit, due and payable on the first day of every month.

7. Cyberoad, upon completion of the first year of instatement of the revolving line of credit, agree to provide to El Moro interest as described in item 6 above plus principal payments, due and payable on the first day of every month.

8. In the case of missed interest or principle payments or any portion thereof, Cyberoad agrees to provide to El Moro, standard interest payments on any outstanding amounts due and payable.

9. Cyberoad agrees to furnish to El Moro, as additional consideration for the open revolving line of credit, the ownership of the domain name ebanx.com and the European wide trademark to the name eBanx., which is currently owned by eComm Relationship Technologies (Isle of Man) Limited ("eComm") The rights to the name eBanx.com is transferred upon the signing of this agreement whether any money is accepted or not and is not affected by El Moro's decision to let eComm continue to use the domain name for its current use. Should eComm continue to use the domain ebanx.com, it will change to another domain not less than 30 days after getting written notice of the fact that El Moro want to take over possession of the domain and

10. Cyberoad also gives El Moro first claim against any and all assets of Cyberoad.com as compensation should Cyberoad.com not be able to pay it obligations to El Moro as outlined herein, and agrees not to encumber any assets of Cyberoad.com in any way as long as any monies under this agreement are outstanding.

EXECUTION  IN  COUNTERPART

11. This instrument may be executed in counterpart by the parties hereto, in as many counterparts as may be necessary, and each instrument shall be deemed to be an original. Such counterparts together shall constitute one and the same instrument, and shall bear the date first written above.

NOTICES

12. Addresses, for all parties, for delivery of all notices, shall be as set out and described in full, above.

CONVERSION

13. Cyberoad agrees that at the sole discretion of El Moro, any outstanding monies owing for a period of 2 consecutive months or 60 days, con be converted into freely-traded shores in the parent company, Oyberoad.com Corporation, at current market prices as at the date first written above, February 24, 2000, plus the maximum discount allowed under existing Securities arid Exchange Act rules and regulations.

HEREBY  ACKNOWLEDGED  AND  AGREED  TO  THIS  24th  DAY  OF FEBRUARY, 2000 BY AND
BETWEEN:

EL  MORO  FINANCE  LTD.

/s/  Kay-Linda  Richardson           /s/  Annetta  Penn
Kay-Linda  Richardson,                    Annetta  Penn
Director                                  Director

ECOMM  RELATIONSHIP  TECHNOLOGIES
(ISLE  OF  MAN)  LIMITED

/s/  David  Harris
David  Harris,
Director


CYBEROAD.COM  CORPORATION

/s/  John  Coffey
John  Coffey.
Director